EXHIBIT 11

ESTERLINE TECHNOLOGIES CORPORATION
Computation of Basic and Diluted Earnings Per Common Share
For the Three and Nine Months Ended July 26, 2002 and July 27, 2001
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 26, 2002	July 27, 2001	July 26, 2002	July 27, 2001
Basic
Income From Continuing Operations Discontinued Operations, Net of Tax	$ 6,926 (17,529)	$ 12,284 (3,055)	$ 20,779 (22,114)	$ 32,028 (6,553)
Earnings (Loss) Before Cumulative Effect of Change in Accounting Principle	(10,603)	9,229	(1,335)	25,475
Cumulative Effect of Change in Accounting Principle, Net of Tax	-	-	(7,574)	(403)
Net Earnings (Loss)	$(10,603)	$ 9,229	$ (8,909)	$ 25,072
Weighted Average Number of Shares Outstanding - Basic	20,764	20,682	20,742	19,285

Earnings (Loss) Per Share - Basic:
   Continuing operations
   Discontinued operations
   Earnings (loss) per share before
      cumulative effect of change
      in accounting principle
   Cumulative effect of change
      in accounting principle

	$ .33 (.84) (.51) -	$ .59 (.14) .45 -	$ 1.00 (1.06) (.06) (.37)	$ 1.66 (.34) 1.32 (.02)
Earnings (Loss) Per Share - Basic	$ (.51)	$ .45	$ (.43)	$ 1.30

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ESTERLINE TECHNOLOGIES CORPORATION
Computation of Basic and Diluted Earnings Per Common Share
For the Three and Nine Months Ended July 26, 2002 and July 27, 2001
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 26, 2002	July 27, 2001	July 26, 2002	July 27, 2001
Diluted
Income From Continuing Operations Discontinued Operations, Net of Tax	$ 6,926 (17,529)	$ 12,284 (3,055)	$ 20,779 (22,114)	$ 32,028 (6,553)
Earnings (Loss) Before Cumulative Effect of Change in Accounting Principle	(10,603)	9,229	(1,335)	25,475
Cumulative Effect of Change in Accounting Principle, Net of Tax	-	-	(7,574)	(403)
Net Earnings (Loss)	$(10,603)	$ 9,229	$ (8,909)	$ 25,072
Weighted Average Number of Shares Outstanding	20,764	20,682	20,742	19,285
Net Shares Assumed to be Issued for Stock Options[1]	-	381	-	411
Weighted Average Number of Shares and Equivalent Shares Outstanding - Diluted	20,764	21,063	20,742	19,696

Earnings (Loss) Per Share - Diluted:
   Continuing operations
   Discontinued operations
   Earnings (loss) per share before
      cumulative effect of change
      in accounting principle
   Cumulative effect of change
      in accounting principle

	$ .33 (.84) (.51) -	$ .58 (.14) .44 -	$ 1.00 (1.06) (.06) (.37)	$ 1.62 (.33) 1.29 (.02)
Earnings (Loss) Per Share - Diluted	$ (.51)	$ .44	$ (.43)	$ 1.27

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[1]	For fiscal 2002, the weighted average number of common shares outstanding was not increased for net shares to be issued for stock options due to the anti-dilutive effect.

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